Exhibit G

STATE OF ISRAEL

Underwriting Agreement

New York, New York

January 23, 2012

Barclays Capital Inc.

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters,

  c/o UBS Securities LLC

299 Park Avenue

  New York, New York 10171

Ladies and Gentlemen:

The Government of Israel on behalf of the State of Israel (“Israel”) proposes to sell to the entities listed on Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $1,500,000,000 principal amount of its 4.00% Bonds due June 30, 2022 (the “Offered Securities”) pursuant to the provisions of a Fiscal Agency Agreement dated as of March 13, 2000, as amended by Amendment No. 1 to Fiscal Agency Agreement dated as of February 24, 2004 (the “Fiscal Agency Agreement”), between Israel and Citibank, N.A., as fiscal agent (the “Fiscal Agent”).

The terms which follow, when used in this Agreement, shall have the meanings indicated:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” means the prospectus included in the Registration Statement in the form filed with the Commission, which prospectus, pursuant to Rule 429 of the Act, relates to the Registration Statement, as such prospectus is amended or supplemented to the date of this Agreement, but excluding any amendments or supplements related solely to an offering of a series of debt securities other than the Offered Securities.

“Commission” means the Securities and Exchange Commission.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean 6:15 p.m. Eastern time on the date of this Agreement.

“free writing prospectus” has the meaning set forth in Rule 405.

“issuer free writing prospectus” has the meaning set forth in Rule 433.

“preliminary prospectus” means any preliminary form of the Prospectus used in connection with the offering of the Offered Securities that omits Rule 430A Information, including, without limitation, the Basic Prospectus and any preliminary prospectus supplement.

“Prospectus” means the Basic Prospectus together with the prospectus supplement.

“prospectus supplement” means the final prospectus supplement filed with the Commission pursuant to Rule 424, specifically relating to the Offered Securities.

“Registration Statement” means the registration statement filed on Schedule B with the Commission on February 11, 2009 (Registration Statement File No. 333-157264), as amended on February 17, 2009, which Registration Statement was declared effective by the Commission on February 19, 2009. To the extent any post-effective amendment to the Registration Statement has (or, prior to the Closing Date (as defined below), does) become effective, the term “Registration Statement” shall also mean such registration statement as so amended. The term “Registration Statement” shall also include any Rule 430A Information deemed to be included in the Registration Statement at the Effective Date as provided by Rule 430A.

“Release” means Release No. 33-6424 under the Act relating to delayed offerings by foreign governments or political subdivisions thereof.

“Rule 164”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act as applicable to registration statements subject to Schedule B under the Act in accordance with the Release and, to the extent any such rule is not directly applicable, mean the provisions thereunder as made applicable by the Release.

“Rule 430A Information” means information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Time of Sale Prospectus” means the preliminary prospectus, the free writing prospectuses, if any, and other information, in each case identified in Schedule II hereto.

As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus”, “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the material, if any, incorporated by reference therein.

1. Representations and Warranties. Israel represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1.

(a) Israel meets the requirements for use of Schedule B under the Act, is a “seasoned foreign government” within the meaning of the Release and has filed with the Commission the Registration Statement, including a form of Basic Prospectus, for registration under the Act of the offering and sale of the Offered Securities. Israel may have filed with the Commission one or more amendments to the Registration Statement and may have used a preliminary prospectus, each of which has previously been furnished to the Underwriters. Such Registration Statement, as so amended, has become effective. Although the Basic Prospectus may not include all the information with respect to the Offered Securities and the offering thereof required by the Act and the rules thereunder to be included in the Prospectus, the Basic Prospectus included all such information required by the Act and the rules thereunder as applicable pursuant to the Release to be included therein as of each Effective Date. Israel will hereafter file with the Commission pursuant to the Release and Rules 415 and 424(b)(2) or (5) either (x) a prospectus supplement to the Basic Prospectus or (y) an amendment to such Registration Statement, including such prospectus supplement. In the case of clause (x), Israel has included in such Registration Statement, as amended as of the latest Effective Date, the information required for such procedure pursuant to the Release. As filed, such prospectus supplement or such amendment and prospectus supplement shall include all such required information with respect to the Offered Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to any modification thereof, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall be in such form with only such specific additional information and other changes (beyond those contained in the Basic Prospectus and any preliminary prospectus) as Israel has advised the Underwriters, prior to the Execution Time, will be included or made therein and to which the Representatives shall have agreed.

(b) On the Effective Date of any part of the Registration Statement, such part of the Registration Statement did or will, on the date filed each preliminary prospectus did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (as supplemented in the case of the Closing Date) will, comply in all material respects with the applicable requirements of the Act, the rules thereunder and the Release; on the Effective Date of any part of the Registration Statement, such part of the

Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by Israel, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading; the Prospectus does not contain and, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Israel makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to Israel by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or any supplement thereto).

(c) Israel is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433. Any free writing prospectus that Israel is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Act. Each free writing prospectus that Israel has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by Israel complies or will comply in all material respects with the requirements of the Act. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic roadshows, each furnished to the Representatives before first use, Israel has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d) The issuance and sale of the Offered Securities have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Fiscal Agency Agreement and paid for in accordance with the terms hereof, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Israel for the payment and performance of which the full faith and credit of Israel will be pledged; the Offered Securities will rank pari passu without any preference among themselves; the payment obligations of Israel will at all times rank at least equally with all other payment obligations of Israel relating to unsecured, unsubordinated “external indebtedness” (as defined in the Offered Securities); and the Offered Securities, when issued and delivered, will conform to the description thereof contained in the Prospectus.

(e) Israel is a member of the International Monetary Fund and the International Bank for Reconstruction and Development.

(f) Israel is not a party to any agreement with the United States of America relating in any way to the immunity of Israel from jurisdiction of courts, suit, execution upon a judgment, attachment prior to judgment or in aid of execution upon a judgment or any other legal process. Israel is, under the law of Israel, subject to civil and commercial law with respect to its obligations under this Agreement, the Fiscal Agency Agreement and the Offered Securities and has agreed not to assert the defense of immunity, on the grounds of sovereignty or otherwise, in respect of any suit, action or proceeding arising out of or relating to claims under this Agreement, the Fiscal Agency Agreement or the Offered Securities, except any such suit, action or proceeding instituted by a holder of the Offered Securities (other than an Underwriter instituting such suit, action or proceeding in its capacity as an Underwriter under this Agreement) arising out of or based on United States Federal or state securities laws.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Israel agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from Israel, at a purchase price of 98.911% of the principal amount thereof, plus accrued interest on the Offered Securities from January 30, 2012 to the Closing Date, the principal amount of the Offered Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Offered Securities shall be made at 10:00 a.m., New York City time, on January 30, 2012, which date and time may be postponed by agreement between the Representatives and Israel or as provided in Section 10 hereof (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Underwriters through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of Israel by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Offered Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date, and payment for the Offered Securities shall be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Certificates for the Offered Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

Israel agrees to have the Offered Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus. Each of the Underwriters represents and warrants that it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom. Each Underwriter severally covenants with Israel not to take any action that would result in Israel being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by Israel, but for the action of the Underwriter.

5. Agreements. Israel agrees with the several Underwriters that:

(a) Israel will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective as soon as reasonably practicable thereafter. Prior to the termination of the offering of the Offered Securities, Israel will not file any amendment of the Registration Statement or supplement (including the Prospectus or any preliminary prospectus) to the Basic Prospectus or the Time of Sale Prospectus unless Israel has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object, unless Israel is otherwise advised by its U.S. counsel that such filing is required under the Act. Subject to the foregoing sentence, Israel will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed by such Rule and will promptly provide evidence satisfactory to the Underwriters of such timely filing. Israel will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by Israel of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Israel will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued or suspended, to obtain as soon as possible the withdrawal thereof.

(b) Israel will furnish to the Underwriters a copy of each proposed free writing prospectus related to the Offered Securities to be prepared by or on behalf of, used by, or referred to by Israel and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(c) Israel will not take any action that would result in an Underwriter or Israel being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, Israel shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the respective rules thereunder, Israel promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

(f) Subject to Section 6, Israel will endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably designate; provided, however, that Israel shall not be obligated to file any general or unlimited consent to service of process in any jurisdiction.

(g) Israel will make generally available to holders of the Offered Securities, as soon as practicable, a statement in the English language of revenues and expenditures of Israel covering the first full fiscal year of Israel beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act; it is understood that this undertaking shall be deemed satisfied if Israel has filed its Annual Report on Form 18-K for the year ended December 31, 2013.

(h) So long as any of the Offered Securities are outstanding, Israel will furnish to the Underwriters copies of all reports and financial and statistical data filed with the Commission in connection with the Offered Securities.

(i) Until the business day following the Closing Date, Israel will not, without the consent of the Representatives, offer, or sell in the United States, or announce the offering in the United States of, any securities other than normal course offers of State of Israel Bonds sold through the Development Corporation for Israel.

(j) Israel will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any preliminary prospectus, the Time of Sale Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

(k) Israel will use its best efforts to cause the Offered Securities to be listed on the Luxembourg Stock Exchange.

6. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, except as set forth in the next sentence and as provided in Section 8 hereof, the Underwriters will pay all costs and expenses incident to the performance of the obligations of Israel hereunder, including, without limiting the generality of the foregoing, (i) all of the Underwriters’ costs and expenses related to the roadshow, (ii) all costs and expenses incident to the printing and distributing of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any amendments thereof or supplements thereto, (iii) any costs and expenses, including fees of listing agents, in connection with the listing of the Offered Securities on the Luxembourg Stock Exchange, (iv) all costs and expenses (including reasonable fees of counsel to the Underwriters and their disbursements) incurred in connection with “Blue Sky” qualifications, (v) any fees of the Fiscal Agent, and (vi) all costs and expenses of the Underwriters’ Israeli, United States and any other outside counsel. Israel will pay (i) all costs and expenses incident to the filing with the Commission of the Registration Statement (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto (including any issuer free writing prospectus), (ii) any fees charged by securities rating services for rating the

Offered Securities, (iii) all of Israel’s costs and expenses related to the roadshow, (iv) all costs and expenses related to the eligibility and acceptance of the Offered Securities for deposit with The Depository Trust Company and (v) all costs and expenses of Israel’s Israeli, United States and any other outside counsel.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of Israel contained herein as of the time of the execution of this Agreement and the Closing Date, to the accuracy in all material respects of the statements of Israel made in any certificates pursuant to the provisions hereof, to the performance by Israel of its obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request of the Commission for additional information shall have been complied with to the satisfaction of the Representatives.

(b) Israel shall have furnished to the Underwriters the written opinion, satisfactory to the Representatives, of the Legal Advisor to the Ministry of Finance of the State of Israel (the “Legal Advisor”) dated the Closing Date, to the effect that:

(i) the Offered Securities have been duly and validly authorized and executed in accordance with the laws of Israel and, when duly authenticated in accordance with the terms of the Fiscal Agency Agreement and delivered and paid for in accordance with the terms of this Agreement, will be valid and binding obligations of Israel entitled to the benefits of the Fiscal Agency Agreement;

(ii) the obligations of Israel under the Fiscal Agency Agreement, this Agreement and the Offered Securities are and will be direct, general and unconditional obligations of Israel, and are, under the laws of Israel, subject to civil and commercial substantive and procedural law and to the procedural requirements relating to enforcement and recognition of foreign judgments. The Offered Securities will rank pari passu, without any preference among themselves; the payment obligations of Israel under the Offered Securities will at all times rank at least equally with all other payment obligations of Israel relating to unsecured and unsubordinated “external indebtedness” (as such term is defined in the Offered Securities) of Israel; the full faith and credit of Israel has been pledged for the due and punctual payment of the principal of and interest on the Offered Securities and for the performance of the obligations of Israel with respect thereto;

(iii) Israel has the power and authority required for the execution and delivery of this Agreement, the issuance of the Offered Securities and the performance by Israel of its obligations thereunder and hereunder and under the Fiscal Agency Agreement; and none of the execution or delivery by Israel of this Agreement or the Offered Securities, the performance of its obligations hereunder or thereunder or under the Fiscal Agency Agreement, or the fulfillment by Israel of the terms hereof or thereof or under the Fiscal Agency Agreement requires, under Israeli law, any publication, waiver, consent, filing, registration, authorization or approval;

(iv) the Fiscal Agency Agreement has been duly authorized, executed and delivered by Israel in accordance with the laws of Israel and is a valid and binding agreement of Israel;

(v) this Agreement has been duly authorized, executed and delivered by Israel in accordance with the laws of Israel;

(vi) all statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus with respect to or involving laws, statutes and regulations of or pertaining to Israel are accurate in all material respects and fairly present the information purported to be shown;

(vii) the provisions of this Agreement and the Offered Securities wherein Israel consents to the jurisdiction of certain courts in the United States and agrees not to assert the defense of immunity, on the grounds of sovereignty or otherwise, are valid and binding; final judgment against Israel in any such suit, action or proceeding brought, in accordance with such provisions, in the courts of Israel or Federal or state courts in the City of New York would be conclusive and binding upon Israel and may be enforced in the courts of Israel, without retrial or reexamination but subject to the procedural requirements relating to enforcement and recognition of foreign judgments;

(viii) under Israeli law in effect as of the date of such opinion, payments made under the Offered Securities will be exempt from Israeli taxation, and there are no transfer, stamp or similar taxes or duties or other charges under the laws of Israel payable in connection with the issuance, transfer and sale of the Offered Securities or the execution and delivery of this Agreement;

(ix) the choice of New York law to govern the validity, construction and performance of this Agreement, the Offered Securities and the Fiscal Agency Agreement would be upheld by an Israeli court as a valid and effective choice of law under the laws of Israel;

(x) none of the execution or delivery by Israel of this Agreement or the Offered Securities, the performance by Israel of its obligations hereunder or thereunder or under the Fiscal Agency Agreement, or the fulfillment by Israel of the respective terms hereof or thereof or of the Fiscal Agency Agreement, will violate any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon Israel or, to the best knowledge of the Legal Advisor, violate any order, rule or regulations of any Israeli court, regulatory body, or administrative body or governmental body;

(xi) none of the execution or delivery by Israel of this Agreement or the Offered Securities, the performance by Israel of its obligations hereunder or thereunder or under the Fiscal Agency Agreement, or the fulfillment of the respective terms hereof or thereof or of the Fiscal Agency Agreement by Israel, will, to the best knowledge of the Legal Advisor after due inquiry, violate, or result in a breach of, the terms of, or cause a default under, any note, note agreement, bank loan, or any other agreement or instrument for money borrowed to which Israel is a party;

(xii) there is no action, suit, or proceeding pending, or to the best knowledge of the Legal Advisor, threatened against or affecting Israel, before any court or administrative agency in Israel, challenging the validity or enforceability of this Agreement, the Fiscal Agency Agreement, or the Offered Securities or the transactions contemplated hereby or thereby;

(xiii) the Registration Statement, as amended, any preliminary prospectus supplement, and the Prospectus, and their filing with the Commission, have been duly authorized by and on behalf of Israel and the Registration Statement has been duly executed on behalf of Israel;

(xiv) the appointment of the Authorized Agent in Section 13 below and any waiver in that section by Israel in respect thereto are legal, valid and binding in accordance with their respective terms under the laws of Israel; and

(xv) the Legal Advisor shall further confirm that appropriate officials in the Ministry of Finance have been apprised of the disclosure standards applicable to the offering described in this Agreement and have reviewed the Registration Statement, Time of Sale Prospectus and the Prospectus. Based on such review, the results of which have been discussed with the Legal Advisor, the Legal Advisor shall confirm that, although the Legal Advisor shall not have made an independent investigation or verification of the correctness and completeness of the information included in the Registration Statement, Time of Sale Prospectus or the Prospectus, nothing has come to the Legal Advisor’s attention that would lead the Legal Advisor to believe that (except as to the financial and statistical data contained therein as to which the Legal Advisor need not express any belief) (a) the Registration Statement, as of the Effective Date and as of

the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make statements therein not misleading, (b) the Time of Sale Prospectus, as of the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus, as amended or supplemented, as applicable, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, the Legal Advisor may rely without independent investigation on the opinion pursuant to paragraph (c) below as to matters of New York State and United States Federal law and such opinion shall be subject to any limitations and exceptions contained in the opinion so relied upon. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Underwriters shall have received on and as of the Closing Date an opinion, satisfactory to the Representatives, of Arnold & Porter LLP, special United States counsel to Israel, to the effect that:

(i) the Offered Securities, when duly authorized, executed, authenticated and issued in accordance with the terms of the Fiscal Agency Agreement and delivered and paid for in accordance with the terms of this Agreement, will be valid and binding obligations of Israel entitled to the benefits of the Fiscal Agency Agreement;

(ii) the Fiscal Agency Agreement constitutes a valid and legally binding agreement of Israel, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) no consent, approval, authorization, order, registration, clearance, qualification or filing (each, a “Governmental Authorization”) of or with any United States Federal or New York state government, administrative agency, commission or other body is required for the issue and sale of the Offered Securities or the consummation by Israel of the transactions contemplated by this Agreement or the Fiscal Agency Agreement, except such as have been obtained under the Act and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

(iv) the statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Debt Securities”, “Collective Action Securities” and “Description of the Bonds”, insofar as they purport to constitute a summary of certain provisions of the Offered Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions;

(v) the statements in the Registration Statement and the Prospectus under the caption “Taxation – United States”, insofar as they purport to constitute a summary of the material United States Federal income and estate tax consequences of the purchase, ownership and disposition of the Offered Securities, provide a fair summary of such consequences;

(vi) Israel has validly submitted, under the laws of the State of New York and the Federal laws of the United States, to the jurisdiction of the State and Federal courts in the Borough of Manhattan in the City of New York, in any suit, action or proceeding arising out of or based on this Agreement, the Fiscal Agency Agreement or the Offered Securities, except any such suit, action or proceeding arising out of or based on United States Federal or state securities laws (other than any legal action or proceeding instituted by an Underwriter in its capacity as an Underwriter under this Agreement);

(vii) the documents expressly incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented (other than the financial and statistical data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with, and be appropriately responsive to, the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(viii) the agreement of Israel contained in this Agreement, the Offered Securities and the Fiscal Agency Agreement that each will be governed and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by and on behalf of Israel, is valid and binding on Israel;

(ix) the Offered Securities are exempt from the provisions of the Trust Indenture Act of 1939, as amended, under Section 304(a)(6) of said Act, and no indenture in respect of the Offered Securities need be qualified under said Act; and

(x) the Registration Statement has become effective under the Act as of the date and time specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission.

In giving such opinion, Arnold & Porter LLP may (i) assume that the Fiscal Agency Agreement, the Offered Securities and this Agreement have been duly authorized, executed and delivered by the appropriate party or parties thereto and that each such party has adequate power and authority to enter therein and (ii) rely without independent investigation on the opinion delivered pursuant to paragraph (b) above as to matters governed by the laws of Israel and such opinion shall be subject to any limitations and exceptions contained in the opinion delivered pursuant to paragraph (b) above.

In addition, Arnold & Porter LLP shall have furnished the Underwriters with a letter, dated the Closing Date, confirming that as United States counsel to Israel, such counsel reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus as then amended or supplemented, participated in discussions with representatives of the Representatives and their counsel and those of Israel and its Israeli counsel, and advised Israel as to the requirements of the Securities Act and the applicable rules and regulations thereunder; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Securities Act, such counsel will confirm to the Underwriters that, in their opinion, the Registration Statement and the Prospectus as then amended or supplemented, as of the Effective Date and as of the date of this Agreement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of the limited procedures described in such letter has caused such counsel to believe that the Registration Statement, as of the Effective Date and as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused such counsel to believe that the Time of Sale Prospectus as of the Execution Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused such counsel to believe that the Prospectus (as then amended or supplemented) as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus except for those made under the captions “Debt Securities”, “Collective Action Securities”, “Description of the Bonds” and “Taxation” in the Time of Sale Prospectus or the Prospectus as then amended and supplemented insofar as they purport to summarize certain provisions of documents therein described; that such counsel do not express any opinion or belief as to the financial and statistical data contained in the Registration Statement or the Prospectus as then amended or supplemented, or as to matters of the laws of Israel; and that their letter is furnished as United States counsel for Israel to the Underwriters and is solely for their benefit.

(d) The Underwriters shall have received from (i) Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion and letter, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Fiscal Agency Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require and (ii) Meitar, Liquornik, Geva & Leshem Brandwein, special counsel for the Underwriters, such opinion, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require; and, in each case, Israel shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving the opinion referred to in clause (i) of the preceding sentence, Cravath, Swaine & Moore LLP may rely without independent investigation on the opinion delivered pursuant to paragraph 7(b) above as to the matters governed by the laws of Israel and such opinion shall be subject to any limitations and exceptions contained in the opinion delivered pursuant to paragraph 7(b) above.

(e) Israel shall have furnished to the Underwriters a certificate of Israel, signed by either (i) the Director General and the Accountant General of the Ministry of Finance or (ii) the Consul and Chief Fiscal Officer for the Western Hemisphere and the Deputy Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i) the representations and warranties of Israel in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Israel has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Israel’s knowledge, threatened; and

(iii) there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial, economic or political) of Israel from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto dated after the Execution Time) that was not disclosed to the Underwriters prior to the Execution Time.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof dated after the Execution Time), the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there shall not have been any change or any development involving a prospective change in the condition (financial, economic or political) of Israel from that set forth in the Registration Statement that, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (in each case exclusive of any amendment or supplement thereto dated after the Execution Time).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of Israel’s debt securities by the Rating Agencies listed on Schedule III hereto or any written notice given of any intended or potential change in any such rating that is not an upward change.

(h) Subsequent to the Execution Time, no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Offered Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offered Securities are to be issued or to question the validity of the Offered Securities, and none of such laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in part.

(i) Subsequent to the Execution Time, Israel shall not have ceased to be a member of the International Monetary Fund and the International Bank for Reconstruction and Development.

(j) Prior to the Closing Date, Israel shall have made an application for the Offered Securities to be listed on the Luxembourg Stock Exchange.

(k) Prior to the Closing Date, Israel shall have furnished to the Underwriters such further information, certificates, opinions and other documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and to counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to Israel in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, at the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of Israel to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, Israel will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.

9. Indemnification and Contribution. (a) Israel agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Israel will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Israel by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which Israel may otherwise have to any Underwriter. Israel further agrees to indemnify and hold harmless each Underwriter against any requirement under the laws of Israel to pay any stamp or similar taxes in connection with the issuance of the Offered Securities to such Underwriter by Israel.

(b) Each Underwriter severally agrees to indemnify and hold harmless Israel, to the same extent as the foregoing indemnity from Israel to each Underwriter, but only with reference to written information relating to such Underwriter furnished in writing to Israel by or on behalf of such Underwriter specifically for inclusion in the documents referred to in such foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have to Israel. Israel acknowledges that, for all purposes of this Agreement, each Underwriter’s name, solely with respect to such Underwriter, on the cover page of the prospectus supplement and each Underwriter’s name, address and principal amount of bonds purchased, solely with respect to such Underwriter, the third, fourth and fifth sentences of the second paragraph and the fifth and sixth paragraphs under the heading “Underwriting” in the prospectus supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in such foregoing indemnity, and the Underwriters confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable or insufficient (unless such indemnity is unavailable or insufficient by operation of the provisos set forth therein) to hold harmless an indemnified party for any reason, Israel and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which Israel and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by Israel and by the Underwriters from the offering of the Offered Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, Israel and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Israel and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Israel shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by Israel or the Underwriters. Israel and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each official of Israel who shall have signed the Registration Statement shall have the same rights to contribution as Israel, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Offered Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Offered Securities if the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the aggregate principal amount of Offered Securities set forth in Schedule I hereto and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Offered Securities set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non-defaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or Israel. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any underwriter, other than the Underwriters, who purchases Offered Securities which a defaulting Underwriter agreed but failed to purchase. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Israel and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Israel prior to delivery of and payment for the Offered Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange or settlement of securities trading generally shall have been materially disrupted, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or Israeli authorities or (iii) there shall have occurred (x) any outbreak or escalation of hostilities in which the United States or Israel is involved or declaration by the United States or Israel of a national emergency or war or other calamity or crisis or (y) a material adverse change in the general economic, political or financial conditions in Israel or the United States the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by this Agreement and the Prospectus.

12. Representations and Indemnities To Survive. The respective agreements, representations, warranties, indemnities and other statements of Israel and of the Underwriters set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or Israel or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Submission to Jurisdiction; Agent for Service of Process. Israel and the Underwriters agree that the Federal courts of the United States sitting in the Southern District of New York, the courts of the State of New York sitting in the City of New York and the courts of Israel shall have exclusive jurisdiction in respect of any legal action or proceeding brought against Israel and arising out of or relating to this Agreement. In respect of any such proceeding which may be brought hereunder, Israel irrevocably submits to the jurisdiction of the Federal courts of the United States in the Southern District of New York, the courts of the State of New York sitting in the City of New York and the courts of Israel and waives any right of objection to the laying of venue in any such court, including, without limitation, any objection on the basis of inconvenient forum. Israel irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

Israel hereby appoints the Consul and Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance of the Government of Israel, whose office address is presently at 800 Second Avenue, 17th Floor, New York, NY 10017, as its authorized agent (“Authorized Agent”) to receive on its behalf service of process in any proceeding which may be brought under the immediately preceding paragraph of this Section 13 in a Federal court of the United States in the Southern District of New York or in a New York State court in the City of New York. Israel may nominate a substitute or replacement for its Authorized Agent in the State of New York by giving notice thereof to the Representatives, but such appointment shall not be effective until the successor to the Authorized Agent accepts appointment as such. Israel agrees that it will at all times maintain an Authorized Agent to receive such service, as above provided. The failure of the Authorized Agent to give Israel notice of the service of any process shall not affect the validity of any proceeding based on that process or any judgment obtained pursuant to

it. Israel will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 13, or at such other address in the Borough of Manhattan in the City of New York, as may be the office of the Authorized Agent at the time of such service, and written notice of such service to Israel (mailed or delivered to Israel at the address set forth in Section 14) hereof shall be deemed, in every respect, effective service of process upon Israel.

In respect of any proceeding which may be brought under this Agreement, Israel irrevocably agrees not to assert the defense of immunity, on the grounds of sovereignty or otherwise, from jurisdiction, execution or attachment in aid of execution, personally and in respect of any of its property.

Neither the submission to jurisdiction, the appointment of the Authorized Agent or the agreements with respect to immunity in this Section 13 shall be interpreted to include actions brought under the United States Federal securities laws or any State securities laws (other than any legal action or proceeding instituted by an Underwriter in its capacity as an Underwriter under this Agreement).

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed or delivered to UBS Securities LLC, 299 Park Avenue, New York, New York 10171; or, if sent to Israel, will be mailed or delivered to it at:

Government of Israel

Ministry of Finance

800 Second Avenue

17th Floor

New York, NY 10017

Attn: Consul and Chief Fiscal Officer

with a copy to:

Government of Israel

Ministry of Finance

1 Kaplan Street

Hakiria, Jerusalem 91008

ISRAEL

Attn: Accountant General

15. English Documents. All documents to be delivered under this Agreement by Israel shall be in the English language or accompanied by a certified English translation.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Offered Securities from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State, except with respect to its authorization and execution by and on behalf of Israel, which shall be governed by the law of Israel.

18. Counterparts. This Agreement may be signed in two or more counterparts, which together shall constitute one and the same instrument.

19. No Fiduciary Duty. Israel acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, Israel or any other person, (ii) the Underwriters owe Israel only those duties and obligations set forth in this Agreement and prior written agreement (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of Israel. Israel waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Israel and the several Underwriters.

Very truly yours,

THE GOVERNMENT OF ISRAEL, ON BEHALF OF STATE OF ISRAEL

By:
/s/ Sigalit Siag
Name: Sigalit Siag
Title: Consul and Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere

By:
/s/ Amnon Kraus
Name: Amnon Kraus
Title: Deputy Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: Barclays Capital Inc.

By:
/s/ Monica Hanson
Name: Monica Hanson
Title: Managing Director

By: Goldman, Sachs & Co.

By:
/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By: UBS Securities LLC

By:
/s/ Daniel E. Botoff
Name: Daniel E. Botoff
Title: Managing Director, Head of Debt Syndicate - Americas

By:
/s/ Todd Mahoney
Name: Todd Mahoney
Title: Managing Director, Fixed Income Syndicate - Americas

For themselves and the other Several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Principal Amount of Offered Securities to be Purchased

Barclays Capital Inc.	$450,000,000

Goldman, Sachs & Co.	450,000,000

UBS Securities LLC	450,000,000

Citigroup Global Markets Inc.	75,000,000

Deutsche Bank Securities Inc.	75,000,000

Total:	$1,500,000,000

SCHEDULE II

1. Prospectus dated February 11, 2009.

2. Preliminary Prospectus Supplement dated January 23, 2012 relating to the Offered Securities.

3. Final Term Sheet dated January 23, 2012, a copy of which is included as Annex A hereto.

ANNEX A to

SCHEDULE II

Filed pursuant to Rule 433

January 23, 2012

Relating to

Preliminary Prospectus Supplement dated January 23, 2012 to

Registration Statement No. 333-157264

STATE OF ISRAEL

4.00 % BONDS DUE JUNE 30, 2022

Issuer:	State of Israel
Principal Amount:	US $1,500,000,000
Maturity date:	June 30, 2022
Trade date:	January 30, 2012
Original Issue Date (Settlement):	Expected January 30, 2012 through the book-entry facility of the Depository Trust Company
Issue price (Price to Public):	99.036%
Underwriters’ Commission:	0.125%
Net Proceeds to Issuer:	US $1,483,665,000 (98.911%)
Coupon:	4.000%
Yield to Maturity:	4.115%
Spread to Treasury:	+205 basis points (2.050%)
Benchmark Treasury:	2.000% of November 15, 2021 (price 99-13+)
Benchmark Yield:	2.065%
Interest Payment Period:	Semi-annually
Interest Payment Dates:	Each June 30 and December 30, commencing June 30, 2012
Denominations:	$200,000 and multiples of $1,000 above that amount
Business Day:	New York
CUSIP:	46513AGA2
ISIN:	US46513AGA25
Joint Bookrunners:	Barclays Capital Inc. (30%); Goldman, Sachs & Co. (30%); UBS Securities LLC (30%)
Co-Managers:	Citigroup Global Markets Inc. (5%); Deutsche Bank Securities Inc. (5%)

As supplemental disclosure, please be advised that:

We expect that delivery of the notes will be made against payment thereof on or about the closing date specified in this communication, which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next four succeeding business days should consult their own advisor.

On January 23, 2012, the Bank of Israel lowered the key interest rate for February by 0.25 percentage points to 2.5%.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Goldman, Sachs & Co. toll-free at 866-471-2526 or UBS Securities LLC toll-free at 877-827-6444 ext 561 3884.

SCHEDULE III

Rating Agencies referred to in Section 7(g):

Fitch Investors Service, Inc.

Moody’s Investors Service, Inc.

Standard & Poor’s Corporation